 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2025, with respect to the consolidated financial statements of and subsidiaries (the “Company”), appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Tang Qian & Associates，PLLC

August 12, 2025